SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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Allscripts Healthcare Solutions, Inc.

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222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Telephone: (312) 506-1200

Facsimile: (312) 506-1201

April 27, 2006

Fellow Stockholders:

You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. Annual Meeting of Stockholders on Tuesday, May 30, 2006 at 10:00 a.m., Central Time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This Notice of Annual Meeting and this Proxy Statement describe the business to be transacted at the meeting and provides other information concerning Allscripts that you should be aware of when you vote your shares. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. All stockholders are welcome to attend the Annual Meeting.

It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you sign, date and return the enclosed proxy card or proxy voting instruction form as soon as possible in the enclosed return envelope. You may also cast your vote by telephone or over the Internet. If such voting method is used, then you do not need to return your proxy card by mail. In any event, please vote as soon as possible.

On behalf of the Allscripts Board of Directors and our management team, I would like to express our appreciation for your interest in Allscripts.

Sincerely,

Glen E. Tullman

Chairman and Chief Executive Officer

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Notice of Annual Meeting of Stockholders

May 30, 2006

The Annual Meeting of Stockholders of Allscripts Healthcare Solutions, Inc. will be held at 10:00 a.m., Central Time, on Tuesday, May 30, 2006, at our corporate headquarters located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois, for the following purposes:

1.	to elect three directors to each serve a term of three years;

2.	to approve the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan;

3.	to ratify the appointment of Grant Thornton LLP as our independent accountants for 2006; and

4.	to transact any other business that properly comes before the meeting.

You are entitled to notice of and to vote at the Annual Meeting if you were a shareholder of record of Allscripts Healthcare Solutions, Inc. common stock at the close of business on Wednesday, April 12, 2006.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the meeting. You may vote over the Internet, by telephone or by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

By Order of the Board of Directors,

Lee Shapiro

President and Secretary

April 27, 2006

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Proxy Statement

Annual Report on Form 10-K

We have enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2005, without exhibits. You may access the exhibits described in the Form 10-K through our website at www.allscripts.com or obtain a copy of the exhibits for a fee upon request. Please contact Lee Shapiro, Secretary, Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This proxy statement and form of proxy are first being sent to stockholders on or about May 1, 2006.

QUESTIONS AND ANSWERS

What am I voting on?

We are soliciting your vote on the following:

1.	the election of three directors to each serve a term of three years;

2.	the approval of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan; and

3.	the ratification of Grant Thornton LLP as our independent accountants.

Who may vote?

Allscripts stockholders at the close of business on April 12, 2006, the record date, are entitled to vote. On that date, there were 52,083,351 shares of Allscripts common stock outstanding.

How many votes do I have?

Each share that you own of Allscripts common stock entitles you to one vote.

How do I vote?

All stockholders may vote by mail. You also may vote by telephone or over the Internet. To vote by mail, please sign, date and mail your proxy in the postage paid envelope provided. If you hold your shares through a bank or broker and they do not offer telephone or Internet voting, please complete and return your proxy by mail. If you attend the Annual Meeting in person and would like to vote then, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 12, 2006, the record date for voting.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman, Chairman and Chief Executive Officer, and William J. Davis, Chief Financial Officer, to vote for the items discussed in these proxy materials and any other matter that is properly raised at the Annual Meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the approval of the Employee Stock Purchase Plan, FOR the ratification of our independent accountants and FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Tullman and Davis.

May I revoke my proxy?

You may revoke your proxy at any time before it is exercised in one of four ways:

1.	Notify our Secretary in writing before the Annual Meeting that you are revoking your proxy.

2.	Submit another proxy with a later date.

3.	Vote by telephone or Internet after you have given your proxy.

4.	Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding as of the record date constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the Annual Meeting.

Abstentions and broker non-votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a bank or broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the approval of the Employee Stock Purchase Plan. “Routine” matters include the election of directors and the ratification of the independent accountants.

What vote is required to approve the proposals?

Election of Directors: A plurality of the votes cast will elect directors. This means that the three nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting.

Approval of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan: Approval of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the Annual Meeting. An abstention will have the effect of a vote against the approval of the Employee Stock Purchase Plan, but a broker non-vote will have no effect.

Ratification of Independent Accountants: Although we are not required to submit the appointment of our auditors to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of Grant Thornton LLP as our independent accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting. An abstention will have the effect of a vote against the ratification of Grant Thornton LLP.

How do I submit a stockholder proposal?

The deadline has passed for submitting a proposal to be raised at the 2006 Annual Meeting of Stockholders. To submit a proposal to be included in our proxy statement for the 2007 Annual Meeting of Stockholders, you must submit a proposal no later than December 31, 2006. Your proposal must comply with the proxy rules of the Securities and Exchange Commission. You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2007 Annual Meeting of Stockholders. We must receive your proposal in writing on or after December 31, 2006, but no later than January 30, 2007. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting; (2) your name and address as they appear on our stock records; (3) the class and number of shares of Allscripts that you beneficially own; and (4) any interest you may have in the business you want to bring before the meeting. You should send your proposal to our Secretary at the address on the cover of this proxy statement.

Who pays to prepare, mail and solicit the proxies?

We will pay all of the costs of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Proposal 1

ELECTION OF DIRECTORS

Eight directors currently serve on our Board of Directors. The directors are divided into three classes. Each director serves for a term of three years, until a qualified successor director has been elected, or until he resigns or is removed by the Board. At this Annual Meeting, you will be asked to elect three directors. The remaining five directors will continue to serve on the Board as described below. The 2006 nominees are Messrs. Marcel L. “Gus” Gamache, Bernard Goldstein, and Philip D. Green. All nominees currently serve on our Board of Directors.

Your shares will be voted as you specify on the enclosed proxy card or in telephone or Internet voting. If you do not specify how you want your shares voted, we will vote them FOR the election of Messrs. Gamache, Goldstein, and Green. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for a nominee, your shares will be voted FOR that other person or, alternatively, the Board may elect to reduce the size of the Board of Directors. The Board does not anticipate that any nominee will be unable to serve. The nominees and continuing directors have provided the following information about themselves.

Nominees

Marcel L. “Gus” Gamache, 63, was elected to our Board of Directors in August 2003. From 1994 to 2005, Mr. Gamache was President and Chief Executive Officer of ConnectiCare, a Farmington, Connecticut-based managed care company serving more than 270,000 members in Connecticut and western Massachusetts. Prior to his work at ConnectiCare, Mr. Gamache was employed for 19 years at Blue Cross and Blue Shield of Massachusetts where he served as internal auditor, Controller and Senior Vice President for Information Services.

Bernard Goldstein, 75, was elected to our Board of Directors in 2001. From 1979 to 1996, Mr. Goldstein was a Managing Director of Broadview International, LLC, a financial services firm specializing in merger and acquisition transactions for communications, IT, and media companies. Thereafter, he served as a director of Broadview until 2002. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a director of Apple Computer Inc. until August 1997, and a director of Sungard Data Systems, Inc. until 2005.

Philip D. Green, 55, was elected to our Board of Directors in 1992. Mr. Green has been a partner with the law firm of Gardner Carton & Douglas, LLP since June 2004. From June 2000 until June 2004, Mr. Green was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1989 until June 2000, Mr. Green was a partner with the law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. Mr. Green practices healthcare law and represents several major teaching hospitals. Mr. Green serves on the board of directors of I-trax, Inc.

Directors Continuing Until 2007 Annual Meeting

Robert A. Compton, 50, was elected to our Board of Directors in August 2003. In 2005, Mr. Compton founded Vontoo Corporation, an on-demand, permission-based voice messaging company and currently serves as its Chief Executive Officer. Previously, he was Founder and Chief Executive Officer of NoInk Communications, a provider of handheld and web-based software solutions for pharmaceutical and medical device sales professionals, from 2002 until the company’s sale in 2004. From 1999 to January 2000, Mr. Compton was President of the Neurologic Technologies Division of Medtronic, Inc., a medical technology company. From 1997 until 1999, Mr. Compton was President and Chief Operating Officer of Sofamor Danek Group, Inc., a

medical device manufacturer, which was acquired by Medtronic, Inc. in January 1999. From 1988 until 1997, Mr. Compton served as general partner of CID Equity Partners, a venture capital firm.

Michael J. Kluger, 49, was elected to our Board of Directors in 1994. Since 1992, Mr. Kluger has served as a Managing Director of Liberty Capital Partners, Inc., a New York investment management firm and the general partner of Liberty Partners, L.P. Since November 2001, Mr. Kluger is a Managing Director of AIG Altaris Health Partners, L.P., a private equity healthcare firm, and from June 2001 to March 2005, Mr. Kluger served on the board of directors of ConnectiCare, Inc.

John P. McConnell, 55, was appointed to our Board of Directors on March 7, 2006, in connection with Allscripts’ acquisition of A4 Health Systems, Inc. (“A4”), where he served as A4’s Chief Executive Officer and Chairman since 1998. From 1982 until 1998, Mr. McConnell served as the Chief Executive Officer and Chairman of Medic Computer Systems, a company co-founded by Mr. McConnell and sold to Misys Healthcare Systems in 1998. Since 1998, Mr. McConnell has been a manager of McConnell Venture Partners Fund, LLC, which provided venture funding to A4 prior to Mr. McConnell’s appointment as Chief Executive Officer and Chairman. Mr. McConnell is currently a member of the board of directors of Blackbaud, Inc., Med3000, Inc. and the 2004 WakeMed Foundation in North Carolina.

Directors Continuing Until the 2008 Annual Meeting

M. Fazle Husain, 42, was elected to our Board of Directors in April 1998. Mr. Husain is a Managing Director of Morgan Stanley and Managing Member of Morgan Stanley Venture Partners III, L.L.C. and its affiliated entities, a late stage venture capital fund, investing primarily in companies in the medical technology and information technology sectors. Mr. Husain joined Morgan Stanley in 1987, and since 1991 has focused on investing in healthcare and software companies. He currently serves on the board of directors of Cross Country Healthcare, Inc. and several privately held medical and software companies.

Glen E. Tullman, 46, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the Healthcare Information Sector. In May 1999, Mr. Tullman became our Chairman of the Board. Prior to joining Allscripts from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles, including President and Chief Operating Officer, of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the board of directors of the Juvenile Diabetes Research Foundation, Illinois Chapter.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2005, our Board of Directors met seven times. In addition to meetings of the full Board, directors attended meetings of the Board committees. Allscripts has standing Audit, Compensation, and Nominating and Governance Committees. Robert A. Compton serves as the lead independent director and focuses on key governance issues, board self-evaluations and the Chief Executive Officer evaluation. In 2005, Mr. Compton and Mr. Kluger attended five of the seven meetings, and the other directors attended all seven meetings.

The Audit Committee is responsible for ensuring the integrity of the financial information reported by Allscripts. In accordance with its written charter, the Audit Committee is directly responsible for appointment, compensation, retention and oversight of the work of the independent auditor, approves the scope of annual audits performed by the independent auditor, and reviews the results of those audits. In addition, the Audit Committee oversees the accounting and financial reporting process of Allscripts and meets with management, the independent auditors and Allscripts internal staff to review audit results and opinions, as well as financial, accounting and internal control matters. Michael J. Kluger, Marcel L. “Gus” Gamache and Bernard Goldstein serve on the Audit Committee. Mr. Kluger serves as the Chairman of the Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. In addition, the Board of Directors has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that Mr. Goldstein is an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit Committee has adopted a charter that specifies the composition and responsibilities of the committee. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement, is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the front cover of this proxy statement. During 2005, the Audit Committee met four times. Mr. Goldstein attended two of such meetings, Mr. Gamache attended three of such meetings, and Mr. Kluger attended all of such meetings.

The Compensation Committee determines executive officers’ salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Additionally, the Compensation Committee makes recommendations to the Board regarding the compensation of non-management directors. Philip D. Green, M. Fazle Husain and Michael J. Kluger serve on the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. The Compensation Committee has adopted a charter that specifies the composition and responsibilities of the Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. During 2005, the Compensation Committee met two times. All members of the Compensation Committee attended both meetings.

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members and recommending to the Board the director nominees; develops and recommends to the Board corporate governance guidelines applicable to Allscripts; leads the Board in its annual review of the Board’s performance; reviews and assesses succession planning; and makes recommendations to the Board with respect to the assignment of individual directors to various committees. The Committee has adopted a charter that specifies the composition and responsibilities of the Nominating and Governance Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary at the address shown on the cover of this proxy statement. Marcel L. “Gus” Gamache and Philip D. Green serve on the Nominating and Governance Committee. The Board of Directors has determined that each of the current members of the Nominating and Governance Committee is independent in accordance with the regulations of the Securities and Exchange Commission and the listing standards of Nasdaq. During 2005, the Nominating and Governance Committee met once.

GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities. The Corporate Governance Guidelines cover topics including, but not limited to, director qualification standards, Board and committee composition, director requirements regarding service, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Chief Executive Officer and the Board and its committees. The Nominating and Governance Committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and recommending to the Board any changes to the guidelines. The full text of the Corporate Governance Guidelines is available on our website at www.allscripts.com.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer and senior financial and accounting officers. Our Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in Allscripts’ best interest. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of our Code of Conduct, on our website at www.allscripts.com. Stockholders may request a written copy of the Code of Conduct by writing to our Secretary at the address shown on the cover of this proxy statement.

In furtherance of our procedures to ensure compliance with the Sarbanes Oxley Act of 2002, each of our employees is required to complete an annual on-line, interactive education program concerning policies of our Code of Conduct.

Director Independence

Each of our directors other than Mr. Tullman and Mr. McConnell qualifies as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq definition of independence includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. As required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by each director and by Allscripts with regard to each director’s business and personal activities as they may relate to Allscripts and Allscripts’ management. Allscripts’ Corporate Governance Guidelines require the independent members of the Board of Directors to meet at least twice per year in executive sessions without management.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Secretary at the address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-management directors, our Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

The Nominating and Governance Committee is responsible for the proposal of nominees for service as directors and will consider recommendations offered by stockholders in accordance with our by-laws. The

Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business and willingness to devote the necessary time to Board duties. In considering individuals for nomination, the Nominating and Governance Committee consults with the Chief Executive Officer. An existing director’s qualifications in meeting these criteria are considered at least each time such director is re-nominated for Board membership. Assuming that appropriate biographical and background information is provided to the Nominating and Governance Committee, the Nominating and Governance Committee would apply the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

The Nominating and Governance Committee may hire outside advisers to assist it in identifying and/or evaluating potential director nominees. The Nominating and Governance Committee did not utilize outside advisors in deciding to nominate the director candidates for the upcoming Annual Meeting of Stockholders. If you wish to recommend a nominee for director for the 2007 Annual Meeting of Stockholders, our Secretary must receive your written nomination on or after December 31, 2006, but no later than January 30, 2007. You should submit your proposal to the Secretary at our address on the cover of this proxy statement. Our by-laws require that you provide: (1) your name and address and the name and address of the nominee; (2) a statement that you are a record holder of Allscripts common stock entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (3) a description of all arrangements or understandings under which you are making the nominations; (4) any other information that the rules of the Securities and Exchange Commission require to be included in a proxy statement; and (5) the nominee’s agreement to serve as a director, if elected.

Attendance at Annual Meeting

All members of our Board of Directors are invited to attend our annual meeting of stockholders. Their attendance, however, is not required. Last year, Mr. Tullman represented the Board at our meeting.

DIRECTOR COMPENSATION

Each non-employee director is paid $1,500 for each Board of Directors meeting attended, and each director is reimbursed for travel expenses incurred when attending meetings. Under our Amended and Restated 1993 Stock Incentive Plan, directors who are not Allscripts employees are eligible to receive stock awards in the form of stock options, restricted stock, or stock units at the discretion of the Board of Directors or the Compensation Committee. Each non-employee director is also eligible for medical insurance benefits.

On December 30, 2005, Allscripts’ Board of Directors approved the accelerated vesting of certain stock options to purchase approximately 1,291,000 shares of Allscripts common stock that were originally scheduled to fully vest by August 1, 2007. The primary purpose of the accelerated vesting was to eliminate future stock-based employee compensation expense of approximately $5.5 million that Allscripts would have otherwise recognized under FAS No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123(R)”), a new accounting pronouncement that requires compensation cost related to share-based payment transactions to be recognized in a company’s financial statements and which was adopted by Allscripts on January 1, 2006. The exercise prices of the affected stock options range from $2.77 to $10.67 per share. Of the options that were subject to such accelerated vesting, the following were held by non-employee directors: Robert A. Compton—12,500; Marcel L. “Gus” Gamache—12,500; Bernard Goldstein—11,250; Philip D. Green—8,750; M. Fazle Husain—11,250; and Michael J. Kluger—12,500.

On January 17, 2006, the Compensation Committee approved the following restricted stock awards to non-employee directors:

	Grant Date of Stock Award	Shares of Restricted Stock
Robert A. Compton	1/17/2006	6,060
Marcel L. “Gus” Gamache	1/17/2006	4,545
Bernard Goldstein	1/17/2006	3,030
Philip D. Green	1/17/2006	3,030
M. Fazle Husain	1/17/2006	3,030
Michael J. Kluger	1/17/2006	4,545

The restricted stock awards vest 25% on each of the first four anniversary dates from the grant date of January 17, 2006. Such awards become fully vested in the event of a “Change of Control” of Allscripts, as defined in the Restricted Stock Award Agreements relating to such grants, and, as to each director, in the event such director is not re-elected to the Allscripts Board of Directors. Any dividends are subject to the same restrictions as the underlying shares. All shares of restricted stock issued to a director are included in such director’s beneficial ownership of Allscripts common stock, as hereinafter set forth.

EXECUTIVE OFFICERS

Following is certain information about the executive officers of Allscripts, based on information furnished by them.

Glen E. Tullman, 46, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the Healthcare Information Sector. In May 1999, Mr. Tullman became our Chairman of the Board. Prior to joining Allscripts from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles including President and Chief Operating Officer of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the board of directors of the Juvenile Diabetes Research Foundation, Illinois Chapter.

Lee A. Shapiro, 50, became President of Allscripts in 2002 and has been with Allscripts since April 2000. Mr. Shapiro has directed our strategic initiatives, including our acquisition of A4 Health Systems, Inc., ChannelHealth Incorporated, Advanced Imaging Concepts, Inc. and RxCentric, as well as other strategic relationships, such as those with IDX Systems Corporation, Microsoft, Hewlett Packard, and AmerisourceBergen. Prior to joining Allscripts, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, a commercial office management and development company, where he directed all business activities throughout the United States. Previously, Mr. Shapiro was President of SES Properties, Inc., a closely held, fully integrated real estate company based in Carlsbad, California and also the largest retail developer in Las Vegas, Nevada during his tenure. Concurrently, Mr. Shapiro formed City Financial Bancorp and served as its Vice Chairman, responsible for acquisition of financial institutions, financing, regulatory issues, legal affairs, review and restructuring of operations and the ultimate sale of the company. Mr. Shapiro also practiced commercial law at Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg, a Chicago law firm.

Joseph E. Carey, 48, has been our Chief Operating Officer since April 1999. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO & Company, a healthcare software firm. Mr. Carey joined HBOC in 1997 with HBOC’s acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition. Mr. Carey previously served as one of the founding board members for the Microsoft Healthcare Users’ Group (MSHUG) and as a Foundation Member on the board of the College of Healthcare Information Management Executives (CHIME).

William J. Davis, 38, became our Chief Financial Officer in October 2002, and is responsible for Allscripts’ financial operations as well as our human resource and MIS operations. Mr. Davis was the Chief Financial Officer of Lante Corporation, an Internet consulting company, from 2000 until he joined Allscripts and was Controller of Lante from 1999 through 2000. From 1991 through 1999, Mr. Davis was a Senior Manager in the Technology Group of PriceWaterhouseCoopers LLP.

Laurie A.S. McGraw, 42, is President of the Allscripts’ Clinical Solutions Group. Ms. McGraw joined Allscripts in January 2001 as a result of Allscripts’ acquisition of ChannelHealth Incorporated from IDX Systems Corporation. She has spent the past fourteen years focused on clinical automation in various operational roles, responsible for implementations, development, and service groups within IDX and Allscripts. Ms. McGraw served on the 2004 Board of Examiners for the Baldrige National Quality Program.

Mark A. Thierer, 46, joined Allscripts in 2004 as President of our Physicians Interactive Group, which provides clinical information and education solutions to physicians and patients through on-line, interactive programs. From 1993 to 2003, Mr. Thierer served in various roles at Caremark Rx Inc., a multi-billion dollar pharmacy benefits manager and specialty pharmacy company, including Senior Vice President of New Ventures, Senior Vice President of Industry Relations, Vice President of Marketing and Field Operations, and Vice

President of Corporate Accounts. From 1982 to 1993, Mr. Thierer managed sales of IBM Corporation’s healthcare information management solutions. Mr. Thierer serves on the board of directors of SXC Healthcare Solutions and also serves on the Board of Advisors for the Jeffrey Pride Foundation for Pediatric Cancer Research.

John G. Cull, 45, was appointed President of our Medication Services Group in July 2003. From 1991 to 2003, Mr. Cull served in various roles at Allscripts including Controller, Senior Vice President of Finance and, from 1995 to 1998, Chief Financial Officer. From 1986 to 1991, Mr. Cull served as Controller of Federated Foods, Inc., a food brokerage company. Prior to joining Federated Foods, Mr. Cull was employed by Arthur Andersen and Co.

David A. Bond, 49, was appointed President of our Small Market Business Solutions Group in March 2006 and brings more than 27 years experience in the computer software industry. From 1998 to 2006, Mr. Bond served in various roles at A4 Health Systems, Inc., a company acquired by Allscripts in March 2006, including Vice President of Sales and Marketing, Executive Vice President of A4’s Ambulatory Division and, most recently, as President and Chief Operating Officer. From 1985 to 1998, Mr. Bond was employed by Medic Computer Systems, a healthcare information systems development company, and served in various leadership roles including Regional Sales Manager, Vice President of Marketing, Vice President of Business Development and Vice President of Customer Support. Mr. Bond began his career by serving as Vice President and co-founder of Specialized Data Systems, a provider of governmental accounting systems. Prior to Allscripts’ acquisition of A4, Mr. Bond served on A4’s Board of Directors and currently serves on the advisory board of East Carolina University College of Business.

OWNERSHIP OF ALLSCRIPTS COMMON STOCK

The following table sets forth the number of shares of Allscripts common stock beneficially owned as of April 12, 2006 by:

•	our Chief Executive Officer and the four other most highly compensated executive officers based on compensation earned during 2005 (hereinafter referred to as “Named Executive Officers”);

•	each director;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the Securities and Exchange Commission.

Beneficial ownership is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 52,083,351 total shares of Allscripts common stock outstanding as of April 12, 2006. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors (1)	Shares of Common Stock Beneficially Owned(9)	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
Glen E. Tullman	473,133	1,095,148	1,568,281	2.9
Lee A. Shapiro (2)	26,278	635,500	661,778	1.3
Joseph E. Carey	9,091	720,832	729,923	1.4
William J. Davis (2)	9,091	365,000	374,091	*
Laurie A.S. McGraw	17,428	327,636	345,064	*
Robert A. Compton	88,589	75,000	163,589	*
Marcel L. “Gus” Gamache	4,545	50,000	54,545	*
Bernard Goldstein	58,028	80,000	138,028	*
Philip D. Green (3)	78,940	75,000	153,940	*
M. Fazle Husain (3)	61,627	45,000	106,627	*
Michael J. Kluger (4)	1,353,915	90,000	1,443,915	2.8
John P. McConnell (5)	528,210	—	528,210	1.0
All directors and executive officers as a group (15 persons)	2,756,372	3,893,698	6,650,070	11.9

5% Stockholders	Shares of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total	Percent of Class
General Electric Company (6)	5,827,765	—	5,827,765	11.2
Waddell & Reed Financial Inc. (7)	4,131,150	—	4,131,150	7.9
Gilder, Gagnon, Howe & Co. LLC (8)	2,650,968	—	2,650,968	5.1

*	Amount represents less than 1% of our common stock.
(1)	Unless otherwise set forth in the following footnotes, the address of each beneficial owner is 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654.
(2)

In connection with Allscripts’ acquisition of A4 Health Systems, Inc. (“A4”), 1,761,877 shares of Allscripts common stock (the “Escrow Shares”) are being held in escrow pursuant to an Escrow Agreement dated as of March 2, 2006 (the “Escrow Agreement”) among Allscripts, LaSalle Bank National Association, as escrow agent (the “Escrow Agent”), and John P. McConnell, as representative of the former shareholders of A4. The Escrow Shares secure any indemnification claims that may be made by Allscripts pursuant to the

Agreement of Merger dated as of January 18, 2006 by and among Allscripts, Quattro Merger Sub Corp., A4 and John P. McConnell, as representative of the former shareholders of A4. Pursuant to the Escrow Agreement, Mr. Shapiro and Mr. Davis, in their capacities as President and Chief Financial Officer, respectively, of Allscripts, have the right to direct the voting of the Escrow Shares. Unless there are pending indemnification claims, any Escrow Shares that have not been used to satisfy indemnification claims, if any, by Allscripts will be released from escrow and distributed to the former shareholders of A4 on March 2, 2007. The Escrow Shares are not included in the number of Allscripts shares reported as beneficially owned by Mr. Shapiro and Mr. Davis, each of whom disclaims beneficial ownership of the Escrow Shares.

(3)	In our proxy statement filed with the SEC on April 28, 2005, Mr. Green’s beneficial ownership was inaccurately stated at 110,660 shares and Mr. Husain’s beneficial ownership was inaccurately stated at 79,244 shares in each case as of March 31, 2005. The correct amount of shares beneficially owned by Mr. Green at March 31, 2005 is 133,410 shares, which includes options to purchase 57,500 shares exercisable within 60 days of March 31, 2005. The correct amount of shares beneficially owned by Mr. Husain at March 31, 2005 is 81,097 shares, which includes options to purchase 22,500 shares exercisable within 60 days of March 31, 2005. Mr. Green’s and Mr. Husain’s percent ownership of Allscripts common stock at March 31, 2005 was less than 1%.
(4)	Mr. Kluger is a general partner of Liberty Investment Partners 6, which is a non-voting member and manager of Liberty Partners Holdings 6, L.L.C. Based upon information contained in Schedule 13G/A filed with the SEC on February 13, 2006 and a Form 4 filed with the SEC on March 15, 2006, Liberty Partners Holdings 6, L.L.C. had shared voting and dispositive power as of March 13, 2006 with respect to 1,248,170 shares. Of those shares, Mr. Kluger owns 105,745 shares directly and disclaims beneficial ownership of the shares held by Liberty Partners Holdings 6, L.L.C., except to the extent of his proportionate interest therein. The address for Liberty Partners Holdings 6, L.L.C. is c/o Liberty Partners, L.P., 1370 Avenue of the Americas, New York, NY 10019. The address for Mr. Kluger is c/o AIG Altaris Health Partners, L.P., 600 Lexington Ave, New York, NY 10022.
(5)	Of the 528,210 shares of Allscripts common stock being reported, 105,458 shares are held by Mr. McConnell directly, 411,214 shares are held by McConnell Ventures Fund, LLC for which Mr. McConnell is a manager, 7,693 shares are held by Mr. McConnell’s spouse and 3,845 shares are held by Mr. McConnell’s children (the foregoing persons and entities being hereinafter referred to collectively as the “McConnell Entities”). The reported amount does not include 571,079 Escrow Shares (see footnote 2 above) allocable to the McConnell Entities as follows: 136,105 to Mr. McConnell directly; 420,080 to McConnell Ventures Fund, LLC; 9,929 to Mr. McConnell’s spouse; and 4,965 to Mr. McConnell’s children.
(6)	Based upon information contained in a Schedule 13D/A filed with the SEC on January 27, 2006, as of December 31, 2005, IDX Investment Corporation (“IIC”) was the record owner of 7,077,138 shares. On March 9, 2006, we repurchased 1,250,000 shares from IIC. IIC is a wholly owned subsidiary of IDX Systems Corporation (“IDX”), which is a wholly owned subsidiary of General Electric Company (“GE”). GE and IDX have shared voting and dispositive power with respect to all of referenced shares. IIC’s address is 40 IDX Drive, South Burlington, Vermont 05403.
(7)	Based upon information contained in a Schedule 13G filed with the SEC on February 1, 2006. Waddell & Reed Financial Inc. has sole voting and dispositive power with respect to 4,131,150 shares as of December 31, 2005. The address for Waddell & Reed Financial Inc. is 6300 Lamar Avenue, Overland Park, KS 66202.
(8)	Based upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2006. Gilder, Gagnon, Howe & Co. LLC has sole voting power with respect to 40,733 shares and shared dispositive power with respect to 2,650,968 shares as of December 31, 2005. Its address is 1775 Broadway, 26th Floor, New York, New York 10019.
(9)	Includes shares of restricted stock that are subject to risk of forfeiture as follows: Mr. Tullman—14,545 shares; Mr. Shapiro—10,909 shares; Mr. Carey—9,091 shares; Mr. Davis—9,091 shares; Mr. McGraw—12,121 shares; Mr. Compton—6,060 shares; Mr. Gamache—4,545 shares; Mr. Goldstein—3,030 shares; Mr. Green—3,030 shares; Mr. Husain—3,030 shares; Mr. Kluger 4,545 shares; and all directors and executive officers as a group—92,042 shares.

Liberty Partners Holdings 6, L.L.C. is entitled to registration rights with respect to its shares. Under a registration rights agreement, Liberty Partners Holdings 6, L.L.C. is entitled to require us to register their shares of common stock three times, but not more than once in any six-month period. As of the date hereof, Liberty Partners had exercised its right to require us to register their shares of common stock one time. In addition, if we propose or are required to register any of our common stock, either for our own account or for the account of other of our stockholders, we are required to notify the holder described above and, subject to certain limitations, to include in that registration all of the common stock requested to be included by those holders. We are obligated to bear the expenses, other than underwriting commissions, of all incidental registrations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of Allscripts’ common stock with the Securities and Exchange Commission. Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, we believe that, during 2005 and during the subsequent period through the date of this proxy statement: (i) the following reports were not filed on a timely basis: Mr. Bond—a Form 3 and a Form 4 relating to one transaction; Mr. Thierer—a Form 3 and two Forms 4 relating to one transaction each; and Mr. Tullman—a Form 5 relating to two charitable contributions; and (ii) although Forms 4 were filed on a timely basis by the following executive officers with respect to their exercises of stock options, due to administrative error, such Forms 4 did not specifically disclose until their subsequent amendment the following transactions (each consisting of the acquisition and disposition of the shares acquired upon exercise) and, accordingly, each such Form 4 is deemed not to have been filed on a timely basis: Mr. Cull— three reports relating to thirteen transactions; Mr. Davis—one report relating to two transactions; Ms. McGraw— one report relating to three transactions; Mr. Shapiro—one report relating to two transactions; and Mr. Thierer— one report relating to five transactions.

EXECUTIVE COMPENSATION

The following table summarizes the compensation for the Chief Executive Officer and the next four most highly compensated executive officers of Allscripts. In this proxy statement, we refer to these executives as our Named Executive Officers. Each table is presented in the format that the SEC has established for the disclosure of executive compensation. The Summary Compensation Table details the salary and bonus earned by, and the stock options granted to, each Named Executive Officer during the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year			Long-Term Compensation Awards	All Other Compensation(1)
		Annual Compensation		Securities Underlying Options
		Salary	Bonus
Glen E. Tullman Chairman, and Chief Executive Officer	2005 2004 2003	$375,000 250,000 250,000	$112,647 75,000 32,000	— 225,000 325,000	$3,980 2,636 2,324

Lee A. Shapiro President	2005 2004 2003	$315,000 225,000 225,000	$97,099 75,000 32,000	— 110,000 275,000	$3,662 2,636 2,324

Joseph E. Carey Chief Operating Officer	2005 2004 2003	$290,000 225,000 225,000	$88,072 75,000 32,000	— 85,000 275,000	$3,530 2,636 2,324

William J. Davis Chief Financial Officer	2005 2004 2003	$290,000 225,000 225,000	$89,847 75,000 32,000	— 85,000 150,000	$3,530 2,636 324

Laurie A.S. McGraw President, Clinical Solutions Group	2005 2004 2003	$225,000 205,000 170,833	$60,021 65,610 28,500	— 45,000 200,000	$3,188 2,636 2,324

(1)	All other compensation is comprised of $2,000 for each named executive officer in matching contributions under our 401(k) plan and the balance for life insurance and long-term disability premiums paid by us, except that in 2003, Mr. Davis did not receive $2,000 in 401(k) matching contributions.

Option Grants in 2005

No options were granted to Named Executive Officers in 2005.

Option Exercises in 2005 and 2005 Year-End Option Values

This table provides information regarding the exercise of options during 2005 by the Named Executive Officers. The value realized is calculated using the difference between the option exercise price and the price of Allscripts common stock on the date of exercise multiplied by the number of shares subject to the option. The value of unexercised in-the-money options at year-end 2005 is calculated using the difference between the option exercise price and $13.40 (the last reported market price of Allscripts common stock on the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price.

	Shares Acquired on Exercise	Value Realized	Securities Underlying Unexercised Options at Year End 2005		Value of Unexercised In-the-Money Options at Year End 2005
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Glen E. Tullman	—	$—	1,095,148	—	$9,264,424	—
Lee A. Shapiro	125,000	$1,197,728	635,500	—	$4,620,360	—
Joseph E. Carey	—	$—	720,832	—	$6,361,002	—
William J. Davis	70,000	$678,427	365,000	—	$3,100,650	—
Laurie A.S. McGraw	63,334	$624,197	321,666	—	$2,719,442	—

On December 30, 2005, Allscripts’ Board of Directors approved the accelerated vesting of certain options, to purchase approximately 1,291,000 shares of Allscripts common stock that were originally scheduled to fully vest by August 1, 2007. The primary purpose of the accelerated vesting was to eliminate future stock-based employee compensation expense of approximately $5.5 million that Allscripts would have otherwise recognized under FAS 123(R). The exercise prices of the affected stock options range from $2.77 to $10.67 per share. Of the options that were subject to such accelerated vesting, the following were held by the Named Executive Officers: Glen E. Tullman—131,250; Lee A Shapiro 93,750; Joseph E. Carey—85,417; William J. Davis—54,167; and Laurie A.S. McGraw —58,333. The effect of the accelerated vesting of such awards is included in the table above.

Employment Agreements

We entered into employment agreements with Messrs. Tullman, Shapiro and Carey effective July 8, 2002 and amended effective January 1, 2005, with Mr. Davis effective October 8, 2002 and amended effective December 31, 2004 and January 1, 2005, and with Ms. McGraw effective January 31, 2003 and amended April 17, 2003. In the case of Messrs. Tullman, Shapiro, Carey and Davis, the term of the agreement is currently subject to extension on an annual basis, upon review by the Compensation Committee. The term of Ms. McGraw’s employment agreement renews automatically for successive one-year terms, unless terminated earlier in accordance with the terms thereof.

Under the employment agreements, as amended, Mr. Tullman is to be paid an annual base salary of $375,000, Mr. Shapiro is to be paid an annual base salary of $315,000, Messrs. Carey and Davis are each to be paid an annual base salary of $290,000 (subject in each case to annual review and increase by the Board of Directors), and each executive is entitled to a performance bonus subject to the sole discretion of, and based upon criteria selected by, the Chief Executive Officer, the Board of Directors or a committee of the Board of Directors. Each executive’s target performance bonus, if any, is equal to 50% of his base salary but may, based on performance, exceed such amount. Under the employment agreements, as amended, non-renewal of an executive’s employment agreement by Allscripts will be deemed to be a termination without cause, entitling such executive to a severance payment in an amount equal to two times such executive’s then in effect base salary as well as the performance bonus for the fiscal year in which the termination date occurs that would have been payable per the agreement had there been no termination of the employment period and continuation of health benefits for a period of 24 months following the termination date, outplacement services of up to $10,000 and acceleration of the vesting of all stock option or other stock awards granted. A non-renewal of an executive’s employment agreement by the executive entitles such executive to a severance payment in an amount equal to his then in effect base salary. Additionally, under the employment agreements, as amended, following a Change in Control (as defined in the employment agreements), each of Messrs. Tullman, Shapiro, Carey and Davis is entitled to a severance payment equal to two times his then in effect base salary and targeted performance bonus and acceleration of the vesting of all stock option or other stock awards granted. The employment agreements also provide that each of Messrs. Tullman, Shapiro, Carey and Davis will not compete with Allscripts during the term of his employment and (other than in the case of a termination by Allscripts without Cause or a termination of such executive for Constructive Discharge (as each of those terms is defined in the employment agreements)) for two years thereafter. The term “Change of Control” includes changes in control of Allscripts Healthcare Solutions or its principal subsidiary, Allscripts, LLC.

If we terminate Messrs. Tullman, Shapiro, Carey, or Davis without Cause or if any of them terminates his employment for Constructive Discharge (as each of those terms is defined in the employment agreements), he will be entitled to two years’ base salary as well as any salary accrued but not yet paid as of the termination date. Each executive will also be entitled to the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs (as determined and payable had there been no termination), as well as a continuation of health benefits for a period of 24 months following the termination date, outplacement services of up to $10,000 and acceleration of the vesting of all stock option or other stock awards granted. In the event that any payment by us to Messrs. Tullman, Shapiro, Carey, or Davis would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we have agreed to pay such executive an amount, net of taxes, equal to such excise tax amount.

Under Ms. McGraw’s employment agreement, Ms. McGraw is paid an annual base salary of $225,000 (subject to annual review and increase, at the sole discretion of the Chief Executive Officer, based on her performance during the previous fiscal year). Ms. McGraw is entitled to an annual cash performance bonus subject to the sole discretion of the Chief Executive Officer. If we terminate Ms. McGraw’s employment without Cause or if she terminates her employment for Constructive Discharge (as each of those terms is defined in the employment agreement), she will be entitled to one year base salary, as well as any accrued salary but not yet paid as of the termination date. She also will be entitled to the unpaid performance bonus, if any, for the calendar year preceding the termination date and any performance bonus for the calendar year in which the termination date occurs (as determined and payable had there been no termination), as well as a continuation of health benefits for a period of 12 months following the termination date, outplacement services of up to $10,000, and acceleration of the vesting of all stock option or other stock awards granted. If Allscripts elects not to renew Ms. McGraw’s employment agreement, she will be entitled to severance in the amount of one year’s base salary, any salary accrued but not yet paid as of the termination date and the unpaid performance bonus, if any, for the calendar year preceding the termination date. Ms. McGraw’s employment agreement also provides that she will not compete with us during the term of her employment and (other than in the case of a termination by us without Cause or a termination of Ms. McGraw for Constructive Discharge (as each of those terms is defined in the employment agreement) for one year thereafter.

Restricted Stock Awards

On January 17 2006, the Compensation Committee approved the following awards of restricted stock to Named Executive Officers: Mr. Tullman, 29,090 shares; Mr. Shapiro, 21,818 shares; Mr. Carey, 18,182 shares; Mr. Davis, 18,182 shares; and Ms. McGraw, 12,121 shares. In the case of Messrs. Tullman, Shapiro, Carey and Davis, fifty percent of the restricted stock award granted was eligible for issuance as of the grant date, and fifty percent of the restricted stock award granted will become eligible for issuance on July 17, 2006. In the case of Ms. McGraw, the entire amount of the restricted stock award granted was eligible for issuance as of the grant date. The foregoing restricted stock awards vest 25% on each of the first four anniversaries of the respective issuance dates. In the event of a “Change of Control” of Allscripts, as defined in the Restricted Stock Award Agreements relating to such grants, vesting of the stock awards will accelerate such that the unvested portion of the awards will vest immediately. If employment is terminated for any reason, the unvested portion of the restricted stock awards as of the date of termination will be forfeited. Any dividends are subject to the same restrictions as the underlying shares. All shares of restricted stock that were issued on January 17, 2006 are included in such executive officer’s beneficial ownership of Allscripts common stock as of April 12, 2006.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors are Messrs. Green, Husain and Kluger. None of these persons has ever been an officer or employee of Allscripts or any of its subsidiaries.

Phillip D. Green, a member of our Board of Directors, joined the law firm of Gardner Carton & Douglas, LLP in June 2004. Gardner Carton & Douglas, LLP has represented us in various matters since 1987. Expenditures related to services provided to us by this law firm were $57,000 and $75,000 for the years ended December 31, 2004 and 2005, respectively. Allscripts does not expect to retain Gardner Carton & Douglas in 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICERS’ COMPENSATION

The Compensation Committee, consisting of Philip D. Green, M. Fazle Husain and Michael J. Kluger, determines executive officers’ salaries, bonuses and other compensation and administers Allscripts’ Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan.

Compensation Policies Applicable to Executive Officers

The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The Compensation Committee believes that this can best be accomplished by an executive compensation program that reflects the following three principles:

First, base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practice at similar companies in the information technology market.

Second, bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined company and individual performance targets.

Third, a substantial portion of total long-term compensation should reflect performance on behalf of the Allscripts’ stockholders, as measured by increases in the value of the Allscripts stock.

In the judgment of the Compensation Committee, the performance of Allscripts in 2005 confirms that the compensation program is achieving its main objectives.

Base Salary

All of the executive officers have employment agreements that set their base compensation.

Quarterly Bonus

Executive officers and certain other key personnel are eligible for cash bonuses after the end of each fiscal quarter. The bonus program is approved by Allscripts’ Compensation Committee. The Board of Directors or the Compensation Committee determines the bonus for the Chief Executive Officer. The Chief Executive Officer’s bonus is based on Allscripts’ overall performance and financial results, including its achievement of goals pertaining to revenue and operating income, as well as certain individualized goals. These factors are weighted and then Allscripts’ fulfillment of these goals is evaluated. Bonuses for other executive officers are recommended by the Chief Executive Officer and then submitted to the Compensation Committee for its approval. The bonuses for the President, the Chief Financial Officer and the Chief Operating Officer are based on similar company-wide criteria as those used for the Chief Executive Officer, although individualized goals are customized. Presidents of Allscripts’ business units receive bonuses based on the overall performance and financial results of the applicable business unit, including the achievement of goals pertaining to revenue and operating income for the business unit, as well as certain individualized goals. In making its final determinations, the Compensation Committee determines how each executive officer contributed to Allscripts’ achievement of its goals.

Stock Incentives

Under the Amended and Restated 1993 Stock Incentive Plan, stock options and other stock-based awards may be granted to executive officers. Executives generally receive stock incentives through initial grants at the time of hire and periodic additional grants. The Compensation Committee determines the number of stock incentives to be granted based on an officer’s job responsibilities and individual performance evaluation.

During 2005, the Compensation Committee did not grant any stock awards to the Named Executive Officers. On December 30, 2005 the Board of Directors approved the acceleration of certain options to purchase approximately 1,291,000 shares of common stock, that were originally scheduled to fully vest by August 1, 2007. The primary purpose of the accelerated vesting was to eliminate future stock-based employee compensation expense of approximately $5.5 million that Allscripts would have otherwise recognized under FAS No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123(R)”), an accounting pronouncement that requires compensation cost relating to share based payment transactions to be recognized in a company’s financial statements and which was adopted by Allscripts on January 1, 2006. The exercise prices of the affected stock options ranged from $2.77 to $10.67 per share. Of the options that were subject to such accelerated vesting, the following were held by the Named Executive Officers: Glen E. Tullman—131,250; Lee A. Shapiro 93,750; Joseph E. Carey—85,417; William J. Davis—54,167; and Laurie A.S. McGraw —58,333.

Compensation of the Chairman and Chief Executive Officer

The overall compensation package of Mr. Tullman, as the Chief Executive Officer, is designed to recognize that the Chief Executive Officer bears primary responsibility for increasing the value of stockholders’ investments. Mr. Tullman’s base compensation is set at $375,000 by his amended employment agreement, effective January 1, 2005. He received a cash bonus of $112,647 for the year 2005, reflecting Allscripts’ achievement of its performance goals, including those relating to revenue growth and operating income.

The Compensation Committee is directly responsible for reviewing and recommending to the Board of Directors for approval all awards and grants to the Chief Executive Officer under the incentive components of the compensation program. The Board intends that a substantial portion of the Chief Executive Officer’s compensation be incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The Chief Executive Officer’s compensation will thus be structured and administered to motivate and reward the successful achievement of these objectives. In 2004, Mr. Tullman received options to purchase 225,000 shares of Allscripts common stock. All of these options were granted with an exercise price equal to the fair market value of a share of Allscripts common stock on the date of grant. Although no options were granted to Mr. Tullman in 2005, 131,250 of his unvested options became vested on December 30, 2005, in connection with the Board of Directors’ action approving the acceleration of certain options in order to forego having to recognize certain expense to be recognized in 2006 in accordance with FAS 123(R).

The Chief Executive Officer’s overall compensation is intended to be directly related to Allscripts’ overall performance. As discussed above, Mr. Tullman’s bonus is based substantially on Allscripts’ achievement of revenue and operating income targets. Moreover, Allscripts’ focus on equity-based awards aligns the interests of the Chief Executive Officer with the interests of stockholders generally.

Deductibility of Compensation

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and the other four most highly compensated officers. Certain “performance based compensation” is not included in compensation for purposes of the limit. The Committee believes that the current structure of Allscripts’ executive compensation does not give rise to Section 162(m) concerns. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices.

Compensation Committee

Philip D. Green

M. Fazle Husain

Michael J. Kluger

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Stockholders did not approve the Non-statutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	5,719,166	$7.27	855,913	(2)
Equity compensation plans not approved by security holders	2,420,313	$4.68	102,166
Total (1)	8,139,479	$6.50	958,079

(1)	Excludes (i) 337,024 shares subject to options outstanding pursuant to the ChannelHealth Incorporated 1999 Stock Option Plan, which we assumed in connection with our 2001 acquisition of ChannelHealth Incorporated (the “ChannelHealth Options”), and (ii) 41,088 shares subject to options outstanding pursuant to the certain stock and stock option plans which we assumed in connection with our 2003 acquisition of Advanced Imaging Concepts, Inc. (the “AIC Options”). The ChannelHealth Options have a weighted-average exercise price of $30.04 per share. The AIC Options have a weighted-average exercise price of $0.29 per share.
(2)	Number of shares available for issuance under the Amended and Restated 1993 Stock Incentive Plan. Awards available for issuance include options, stock appreciation rights, restricted stock and restricted stock units.

2001 Non-statutory Stock Option Plan

The Board originally adopted the Plan on January 31, 2001 and amended the Plan from time to time prior to June 30, 2003. The Plan was not approved by our stockholders. The Plan will terminate on January 31, 2011. Currently, the Board of Directors may amend or terminate the Plan at any time, subject to Nasdaq stockholder approval requirements. Under the Plan, the Compensation Committee may grant stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

Since its inception, 4,500,000 shares of common stock have been reserved for issuance under the Plan. At December 31, 2005, there were 2,420,313 shares of common stock reserved for issuance upon exercise of options and 102,166 shares available for future issuance under the 2001 plan. The number of shares underlying options made to any one participant in a calendar year may not exceed 1,000,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

The Compensation Committee administers the Plan. Subject to the specific provisions of the Plan, the Compensation Committee determines award eligibility, timing, amount and terms of the options. The Compensation Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan’s administration. Options under the Plan must be nonqualified stock options. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Upon exercise, the option holder may pay the exercise price in such form as the Compensation Committee shall provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934 and approved in advance by the Compensation Committee, an option under the Plan may not be sold, assigned or otherwise transferred during its holder’s lifetime.

EMPLOYEE STOCK PURCHASE PLAN

Proposal 2

Approval of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan

On April 4, 2006, the Compensation Committee recommended and the Board of Directors approved the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval at the Annual Meeting. The purpose of the ESPP is to provide employees of Allscripts and its subsidiaries added incentive to promote the best interests of Allscripts by permitting eligible employees to purchase shares of our common stock through payroll deductions. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

Equity Dilution Relating to the Plan

As of April 12, 2006, our overhang (total equity awards outstanding as a percentage of shares of common stock outstanding) was 15.2%. The issuance of the additional 250,000 shares requested under the ESPP would result in overhang of 15.6%.

Description of ESPP

The following summary of the ESPP is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached to this proxy statement as Appendix B.

Key Provisions

•	Plan Term: 10 years

•	Eligible Participants: Only employees of Allscripts and participating subsidiaries will be eligible to be granted options to purchase shares of common stock under the ESPP, subject to certain restrictions as stated in the ESPP.

•	Shares Authorized: Subject to adjustment upon changes in capitalization of Allscripts as provided in the ESPP, the maximum number of shares which will be made available for sale under the ESPP will be 250,000 shares. Such 250,000 represents less than 1% of the common stock outstanding as of March 31, 2006. As of March 31, 2006, the closing price of our common stock was $18.31 per share.

•	Purchase Price of Shares: The purchase price will be 95% of the fair market value of a share on the last business day of the offering period.

Administration of the Plan

The ESPP will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have full power and authority to interpret and administer the ESPP, to establish rules and regulations relating to the ESPP and to make all other determinations it deems appropriate for the proper administration of the ESPP.

Shares Reserved under the Plan

The number of shares of common stock available for purchase under the ESPP will not exceed 250,000, subject to adjustment by the Compensation Committee upon changes in capitalization. The shares available for purchase under the ESPP may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock, including shares purchased by us in the open market and held as treasury shares.

Adjustments

In the event of a change in capitalization of Allscripts, the maximum number of shares of common stock available for purchase under the ESPP, the purchase price and the number of shares of common stock covered by each outstanding option under the ESPP will be appropriately adjusted by the Board of Directors or the Compensation Committee, whose determination will be final, binding and conclusive.

Eligible Participants

All employees who are regularly scheduled to work at least 20 hours per week for more than five months per calendar year will be eligible to participate in the ESPP, except for certain limitations imposed by Section 423(b) of the Code. Under the Code, no employee is permitted to purchase any shares in the ESPP if such employee, immediately after such purchase, owns shares possessing 5% or more of the total combined voting power of all classes of stock of Allscripts. In addition, no employee may purchase any shares under the ESPP having a collective fair market value in excess of $25,000 (determined by reference to the fair market value of the shares at the beginning of the offering period) in any one calendar year. As of March 31, 2006, approximately 800 employees would have been eligible to participate in the ESPP.

Participation in the ESPP

An employee shall be eligible to participate on the first day of the first offering period that begins after such employee’s first date of employment with Allscripts or a participating subsidiary. The ESPP will allow eligible employees to authorize payroll deductions of up to 20% of their base salary to be applied toward the purchase of full shares of common stock on the last day of the offering period. Offering periods under the ESPP will be approximately three (3) months in duration and will begin on each January 1, April 1, July 1, and October 1, or such other period designated by the Compensation Committee. Shares will be purchased on the last day of each offering period at a price of 95% of the fair market value of the common stock for such date as reported on Nasdaq.

Payroll Deduction Changes and Withdrawal

Except as otherwise provided by the Committee, a participant may increase or decrease his or her payroll deductions at any time. A participant may also withdraw from participation in the ESPP at any time during an offering period and receive a refund of any cash amounts credited to his or her account. A participant’s withdrawal from an offering period will not have any effect upon his or her ability to participate in any subsequent offering periods.

Transferability

A participant’s rights under the ESPP are not transferable by the participant except by will or the laws of descent and distribution.

Termination of Employment

When a participant terminates employment for any reason, including voluntary termination, retirement or death, the cash amounts credited to such participant’s account that have not been used to purchase shares will be returned to the participant or, in the case of such participant’s death, to the person’s designated beneficiary.

Amendments and Termination

The Board of Directors or the Compensation Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no participant’s existing rights in respect of existing options are adversely affected thereby. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), Allscripts will obtain stockholder approval in such a manner and to such a degree as required.

New Plan Benefits

The benefits that might be received by participating employees under the ESPP cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of our common stock in future offering periods.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences under the ESPP, based upon the laws in effect on the date hereof. Changes to these laws could alter the tax consequences described below. This summary is general in nature and does not discuss a number of considerations that may apply in light of the circumstances of a particular participant under the ESPP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under Section 423 of the Code, an eligible employee who elects to participate in the ESPP will not recognize any taxable income at the time shares of common stock are purchased for the employee under the ESPP. If an employee disposes of the common stock purchased under the ESPP within two years of the date the shares were purchased, the employee will recognize compensation taxable as ordinary income, and Allscripts will be entitled to a corresponding deduction, in an amount equal to 5% of the fair market value of the shares on the date the shares were purchased (the amount of the discount). The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee, and the employee will recognize capital gain or loss equal to the difference between the price at which the shares are sold and the cost basis for the shares, as so increased. Allscripts will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.

If an employee does not dispose of the common stock purchased under the ESPP until after the date that is two years from the date such shares are purchased, the employee will recognize compensation taxable as ordinary income in an amount equal to the lesser of (a) 5% of the fair market value of the shares on the date the shares were purchased (the amount of the discount), and (b) the excess, if any, of the fair market value of the shares on the date of sale over the purchase price. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee. The portion of the gain that is in excess of the amount recognized as ordinary income, if any, is taxed as long-term capital gain. If the shares are sold at a price below the purchase price under the ESPP, the loss will be treated as long-term capital loss. Allscripts will not be entitled to any deduction with respect to a disposition of shares occurring under these circumstances.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the ESPP. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the ESPP.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ESSP.

The Board of Directors unanimously recommends a vote FOR

the approval of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan

COMPANY PERFORMANCE

This graph shows a comparison of cumulative total returns for Allscripts, the Nasdaq Stock Market—U.S. and the Nasdaq Health Services Index from December 31, 2000 through December 31, 2005. The graph assumes an initial investment of $100 and the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ HEALTH SERVICES INDEX

* $100 invested on 12/31/00 in stock or index-

including reinvestment of dividends.

Fiscal year ending December 31.

Cumulative Total Return

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.	$100.00	$34.68	$25.58	$56.94	$114.19	$143.41
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NASDAQ HEALTH SERVICES	100.00	108.29	92.53	128.80	159.27	172.19

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our policy is that all transactions between us and our executive officers, directors and principal stockholders must be approved by our Audit Committee or our independent directors.

IDX Relationship

Stock Rights and Restrictions Agreement

In connection with our acquisition of ChannelHealth in January 2001, we entered into a stock rights and restrictions agreement with IDX, which is one of our significant stockholders. IDX, which is a subsidiary of GE, owned approximately 11.2% of our common stock at April 12, 2006.

Allscripts Board of Directors

Until the earlier of (1) termination of the stock rights and restrictions agreement or (2) the date that IDX and its affiliates beneficially own fewer than 25% of the Allscripts shares of common stock issued to IDX upon completion of the ChannelHealth acquisition, IDX is entitled to designate an individual to our Board of Directors.

Limitation on Business Combination Transactions

During the term of the stock rights and restrictions agreement, we and IDX have each agreed not to engage in or propose any transaction referred to in the agreement as a “business combination,” which means a merger, consolidation, “business combination” as defined in Section 203 of the Delaware General Corporation Law as currently in effect, compulsory share exchange, recapitalization or other transaction involving the other and pursuant to which the other party’s voting securities are exchanged for cash, securities or other property, or any sale of all or substantially all of the assets of the other party, make any proposal with respect to a tender or exchange offer for the other party’s voting securities or a liquidation of the other party, or request or solicit any other person to make a tender or exchange offer or to propose a business combination, unless the transaction is approved by a majority of the other party’s continuing directors, as defined in the agreement, or the party engaging in or proposing the transaction beneficially owns less than 5% of the other party’s voting securities and, with respect to transactions engaged in or proposed by IDX, IDX has no representative on our Board of Directors.

Limitation on Acquisition and Disposition of Voting Securities

Without the consent of a majority of the other party’s continuing directors, neither IDX nor we may acquire any additional voting securities of the other, except under certain limited circumstances. In addition, the stock rights and restrictions agreement imposes certain limitations on IDX’s ability to transfer beneficial ownership of its Allscripts voting securities.

Voting of Allscripts Shares Held by IDX

Generally the stock rights and restrictions agreement permits IDX to vote in its complete discretion on all matters voted on by our stockholders. Notwithstanding the foregoing, on certain matters IDX generally must vote all of its Allscripts shares in accordance with the recommendation of our continuing directors; however, in limited circumstances related to IDX’s breach of its obligations to us, IDX is not required to vote its Allscripts shares in accordance with the recommendation if the average closing price of our common stock during the 90 trading days preceding the vote is less than $14.5625. These matters are those that:

•	constitute a business combination involving us;

•	involve the acquisition by any person other than IDX or its affiliates of beneficial ownership of greater than 50% of the then outstanding Allscripts voting securities;

•	involve the issuance by us of our own securities for cash; or

•	involve any acquisition by us, whether through merger, share exchange, purchase of assets or otherwise.

IDX’s Right to Participate in Securities Issuances by Allscripts

If at any time during the term of the stock rights and restrictions agreement we plan to issue Allscripts voting securities, or securities exercisable, exchangeable for or convertible into our voting securities and, as a result, IDX’s beneficial ownership of all outstanding Allscripts voting securities would be reduced to below 2% after giving effect to the proposed transaction, then we must offer to sell to IDX a number or amount of the securities proposed to be issued that, if purchased by IDX, would permit IDX and its affiliates to beneficially own a number of Allscripts voting securities determined by dividing the aggregate number of outstanding Allscripts shares of common stock then beneficially owned by IDX by the total number of Allscripts shares of common stock then outstanding.

Termination

The stock rights and restrictions agreement will terminate by its terms in January 2011, but it may be terminated earlier as follows:

•	by mutual written consent of IDX and us; or

•	by IDX if we file for bankruptcy, or another person commences a bankruptcy proceeding against us and the proceeding is not dismissed or stayed within 60 days, or if an order for relief under a bankruptcy law is entered against us.

The foregoing description of the stock rights and restrictions agreement is qualified in its entirety by reference to the full text of the agreement, which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2005.

Strategic Alliance Agreement

In 2001, in connection with our acquisition of ChannelHealth from IDX, we entered into a 10-year strategic alliance agreement with IDX pursuant to which we and IDX agreed to coordinate product development and align our respective marketing processes. Under this agreement, IDX had granted us the exclusive right to market, sell, license and distribute ambulatory point-of-care and clinical electronic healthcare record solutions to IDX customers. On January 4, 2006, IDX was acquired by GE and on January 18, 2006, we amended and restated our strategic alliance agreement with IDX.

Under the amended agreement, Allscripts and IDX will continue to cooperate with respect to installation and implementation of one another’s products for common IDX and Allscripts customers and in the provision of customer support services to ensure that these products remain interoperable. In particular, during the term of the agreement and for a period of 18 months thereafter, we and IDX will develop and maintain various interfaces between certain of our software products, updates and new releases of our software products, to ensure that data may be exchanged between these products, and will additionally provide such interfaces to our common customers, without charge in certain cases. After that time, during any period in which we and IDX have any customers in common and are then providing interoperability or compatibility between our software products and any third party software products, we and IDX will continue to maintain compatibility and interoperability between our and IDX’s products, at then-standard rates.

Until July 18, 2007, we and IDX will cooperate in marketing and providing our ambulatory electronic health record products to IDX’s customer base as of January 4, 2006. We will pay IDX a royalty on sales of certain of its products to the IDX customer base, which royalty is generally 50% less than the royalties previously payable by us to IDX under the prior agreement. Until July 18, 2007, IDX and GE are restricted from marketing or providing products competitive to our products to IDX’s existing customer base, except that GE and IDX may also market and provide Centricity, the GE ambulatory electronic medical record software to the IDX customer base subject to certain conditions, as set forth in the amended agreement; provided, however, that IDX and GE are restricted until July 18, 2007 from marketing or providing products competitive to our products to such customers that have licensed our ambulatory electronic health record product, subject to certain exceptions, as set forth in the amended agreement. In the event certain competitors of IDX or GE acquire us prior to July 18, 2007, the above restrictions on IDX and GE will terminate.

Until July 18, 2007, we have the right to market IDX’s practice management system products in connection with providing our ambulatory electronic health record software products to any of our customer prospects in the United States. Under the prior agreement, we were restricted from providing any practice management systems. The amended agreement eliminates any restrictions on our ability to market or provide practice management systems, except that if we acquire a practice management system, we may not market or provide such system to the existing IDX customer base until July 18, 2007. As a result, we are not permitted to market or provide the A4 practice management systems to the existing IDX customer base during that period.

The term of the amended agreement is identical to the term of the original agreement, continuing through January 8, 2011.

Under the 2001 alliance agreement, we and IDX were entitled to agreed upon revenue sharing for sales of each other’s products. Pursuant to this obligation, we paid IDX approximately $1,829,000 and $2,059,000, for the years ended December 31, 2004 and 2005, respectively. Under the amended agreement, we will pay IDX a royalty on sales of certain of our products to the IDX customer base, which royalty is generally 50% less than the royalties previously payable by us to IDX under the original agreement. We also lease office space from IDX and contracted with IDX for certain marketing and consulting services in 2004 and 2005. We paid IDX approximately $359,000 and $357,000 for lease of office space and use of the facility’s infrastructure for the years ended December 31, 2004 and 2005, respectively, and $12,000 and $47,000 for marketing and consulting services for the years ended December 31, 2004 and 2005, respectively. We paid IDX approximately $140,000 and $14,000 for billings and collections on behalf of IDX related to a certain customer contract to which IDX and we were joint parties for the years ended December 31, 2004 and 2005, respectively. IDX paid us approximately $88,000 and $904,000 for billings and collections on our behalf related to certain customer contracts to which IDX and we were joint parties, for the years ended December 31, 2004 and 2005, respectively.

In connection with the execution and delivery of the amended agreement with IDX, we paid $1.1 million to IDX in satisfaction of all royalties due and owing through December 31, 2005 under the original agreement. Such payment reflected a credit to IDX in the amount of $197,000 for amounts owed by IDX under a distribution agreement with an affiliate of Allscripts. Additionally, Allscripts and IDX quantified our remaining royalty payment obligations under the original agreement to be $932,000 with respect to our license agreements in effect as of the effective date of the amended agreement but as to which revenues were not yet recognized by us. Such royalties will become payable to IDX at the earlier of (i) the month following the quarter in which such revenues are recognized and (ii) December 31, 2007. We also extended our lease of office space with IDX to September 2006, with nine supplemental monthly rental payments of $74,000.

The foregoing description of the amended and restated strategic alliance agreement is qualified in its entirety by reference to the full text of the agreement, which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2005.

Amended and Restated Cross License and Software Maintenance Agreement

In connection with the ChannelHealth acquisition, ChannelHealth and IDX entered into an amended and restated cross license and software maintenance agreement.

The amended and restated cross license and software maintenance agreement provides for, in the case of IDX, the granting of a perpetual (subject to certain exceptions), non-exclusive, non-cancelable and non-terminable, fully paid-up license to ChannelHealth permitting ChannelHealth (i) to copy, use, display, perform, adopt, modify and maintain certain IDX software applications and related intellectual property rights, and create derivative works of such software, for the purpose of merging IDX software with our products and (ii) to market and sublicense IDX software in connection with the marketing of such merged products and, in the case of ChannelHealth, the granting of a perpetual, non-exclusive, non-cancelable and non-terminable, fully paid-up license to IDX permitting IDX to copy, use, display, perform, market, sublicense, transmit, create and own derivative works and to distribute certain ChannelHealth software applications and related intellectual property rights in connection with IDX’s “Patient Channel” business.

In the event that the strategic alliance agreement between us and IDX is terminated or not renewed, the license granted by IDX to ChannelHealth will terminate with respect to certain IDX technologies developed by IDX and incorporated by IDX into IDX software, except as used by ChannelHealth to create or maintain compatibility or connectivity between our products and IDX products.

The foregoing description of the amended and restated cross license and software maintenance agreement is qualified in its entirety by reference to the full text of the agreement, which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2005.

Value Added Reseller Agreement

In 2004, we and IDX entered into a value added reseller agreement pursuant to which we granted to IDX’s Flowcast division a license to market and resell certain TouchWorks products directly to IDX Flowcast customers. This agreement was amended in December 2005 to permit IDX to also offer these products in an ASP environment. This agreement has an initial term expiring on March 31, 2007, but may be terminated by either party on written notice of 180 days. Pursuant to this agreement, we recognized approximately $492,000 of revenue and approximately $199,000 of cost of sales in 2005.

Repurchase of Common Stock from IDX

On March 9, 2006, we repurchased 1.25 million shares of our common stock directly from GE, IDX, and ICC. We paid $21.1 million, which is based on 95% of the February 22, 2006 public offering price for our common stock of $17.75.

Other Business Relationships

On March 2, 2006, Allscripts completed the merger of a newly formed wholly-owned subsidiary of Allscripts and A4 Health Systems, Inc. (“A4”), with A4 surviving the merger (the “Merger”) as a wholly-owned subsidiary of Allscripts. At the closing of the Merger, Allscripts acquired all of the outstanding equity interests of A4 for aggregate merger consideration of $215 million in cash and 3,500,000 shares of Allscripts common stock. An additional payment of approximately $11.4 million was made by Allscripts in respect of A4’s estimated level of working capital. On March 7, 2006, John P. McConnell, Chief Executive Officer and a significant shareholder of A4 prior to the Merger, was appointed as a director of Allscripts. David A. Bond, President and Chief Operating Officer of A4 prior to the Merger, has been appointed President of Allscripts’ Small Market Business solutions group. As shareholders of A4, Mr. McConnell, certain members of his family and related entities received approximately 32% of the merger consideration. As a shareholder of A4, Mr. Bond received approximately 1% of the merger consideration. In connection with the Merger, Mr. McConnell and a related entity entered into a four-year noncompetition and nonsolicitation agreement with Allscripts, agreed not to dispose of any shares of Allscripts common stock acquired in the Merger for one year (subject to certain exceptions) and agreed to provide Allscripts with indemnification for certain limited matters.

John P. McConnell, who became one of our directors in connection with the A4 acquisition, serves on the board of directors of Med3000, Inc. and has an ownership interest of approximately 11% in Med3000. Allscripts has a license and distribution agreement with Med3000 pursuant to which Med3000 possesses the right to market, resell and sublicense Allscripts’ electronic health record solutions to its customers. As of the date hereof, Med3000 has contracted with Allscripts for approximately $1 million of hardware, software and related services.

Phillip D. Green, a member of our board of directors, joined the law firm of Gardner Carton & Douglas, LLP in June 2004. Gardner Carton & Douglas, LLP has represented us in various matters since 1987. Expenditures related to services provided to us by this law firm were $57,000 and $75,000 for the years ended December 31, 2004 and 2005, respectively. Allscripts does not expect to retain Gardner Carton & Douglas in 2006.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, each of whom is independent, as defined in Nasdaq’s listing standards and Securities and Exchange Commission regulations. The Audit Committee operates under a charter adopted by the Board and consistent with Nasdaq and SEC requirements, a copy of which is included as Appendix A to this proxy statement.

Management is responsible for Allscripts’ financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts’ independent public accountants, appointed by the Audit Committee, are responsible for auditing those financial statements.

The Audit Committee of Allscripts held four meetings during 2005. During the meetings, discussions were had with management and Grant Thornton LLP, Allscripts’ independent accountants, regarding matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a. Discussions were also held with Grant Thornton regarding its independence from Allscripts. The Committee also received from Grant Thornton written disclosures and the letter regarding its independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Throughout 2005, management completed documentation, testing and evaluation of Allscripts’ internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At each quarterly meeting, management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. In March 2006, management indicated that they had concluded that the internal control over financial reporting was effective as of December 31, 2005. Grant Thornton indicated that they concurred with management’s assessment. The conclusions of both management’s and Grant Thornton’s assessments were included in Allscripts’ Annual Report on Form 10-K for the year ended December 31, 2005 under Item 9A, Controls and Procedures. The Audit Committee continues to oversee Allscripts’ efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2006.

During its meetings, the Audit Committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and Grant Thornton. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Allscripts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.

Audit Committee

Michael J. Kluger, Chairman

Marcel L. “Gus” Gamache

Bernard Goldstein

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee appoints Allscripts’ independent public accountants. After evaluating several independent audit firms, on April 12, 2004, the Audit Committee, pursuant to authority delegated to it by the Board, appointed Grant Thornton LLP as Allscripts’ independent public accountants for the 2004 fiscal year and dismissed KPMG LLP from that role.

The reports of KPMG on Allscripts’ consolidated financial statements as of and for the two years ended December 31, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles or practices.

During Allscripts’ two fiscal years ended December 31, 2003, and in the interim period from January 1, 2004 through April 12, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report of the financial statements for those years. Additionally, during this time frame there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

Allscripts provided KPMG with a copy of the disclosures made in its Current Report on Form 8-K dated April 12, 2004 and filed with the Securities and Exchange Commission on April 16, 2004 (the “Form 8-K”), and requested that KPMG furnish Allscripts with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made by Allscripts in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which KPMG does not agree. A copy of that letter was filed as Exhibit 16.1 to the Form 8-K.

As stated above, the Audit Committee appointed Grant Thornton as Allscripts’ new independent accountants to audit and report on the financial statements and internal control over financial reporting for the fiscal year ended December 31, 2004 and to act, on a continuing basis, as Allscripts’ independent public accountant.

During the years ended December 31, 2002 and 2003, and through April 12, 2004 (the date Grant Thornton was appointed), neither Allscripts nor the Audit Committee consulted Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Proposal 3

Ratification of Independent Accountants

The Audit Committee has re-appointed Grant Thornton LLP as Allscripts’ independent public accountants to audit and report on the financial statements and internal control over financial reporting for the fiscal year ending December 31, 2006. Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of Grant Thornton. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and the Audit Committee may reconsider the appointment. Representatives of Grant Thornton will be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board of Directors and the Audit Committee unanimously recommend a vote FOR ratification of the appointment of Grant Thornton LLP as our independent accountants for 2006.

Disclosure of Independent Accountant Fees

The following table shows the fees billed for audit, audit-related, tax and all other services rendered in 2004 and 2005 by Grant Thornton LLP, our principal independent public accountants for these years:

	Year Ended December 31, 2005	Year Ended December 31, 2004
Audit fees (a)	$356,793	$429,239
Audit-related Fees	—	—
Tax fees	—	—
All other fees	—	—

	$356,793	$429,239

(a) Audit fees

Audit fees include fees for the audit of the annual financial statements, the audit of internal control over financial reporting, the reviews of financial statements included in Allscripts’ quarterly Form 10-Qs and fees in connection with our Form S-3 filing, related to our offering of Senior Convertible Debentures in July 2004 and our shelf registration statement filed in November 2005.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of service to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities primarily in the area of corporate development, supporting other tax related regulatory requirements, and tax compliance and reporting.

4.	Other fees are those associated with services not captured in the other categories. As a general matter, Allscripts no longer requests such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members.

Appendix A

AUDIT COMMITTEE CHARTER

Purpose and Authority

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall be to assist the Board in discharging its responsibilities relating to oversight of the preparation and integrity of the financial statements of the Company, the independent auditor of the Company and its independence, qualifications and performance and compliance by the Company with legal and regulatory requirements.

The Committee shall produce an Audit Committee report for inclusion in the annual proxy statement or Form 10-K of the Company that complies with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and any other applicable laws, rules and regulations.

Membership

The members of the Committee (including the Chairperson thereof) shall be appointed by the Board. Members may be removed by the Board in accordance with the laws of the state of Delaware. If a member of the Committee ceases to be a director, the individual shall thereupon cease to be a member of the Committee.

The Committee shall be comprised of not less than three members of the Board, each of whom shall satisfy the independence and financial understanding requirements of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related rules and regulations of the Commission and any other applicable laws, rules and regulations. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the financial sophistication of such individual. In addition, all members of the Committee shall have sufficient financial experience and ability to enable them to discharge their responsibilities hereunder.

The Board shall also determine whether any and which members of the Committee possess the requisite accounting or related financial management experience and expertise necessary to qualify as an “audit committee financial expert” as defined by the Commission.

It is the intention of the Company that members of the Committee shall not simultaneously serve on the audit committee of more than one other public company.

Meetings

The Committee shall meet at such times as it deems necessary to fulfill its purpose and responsibilities, but shall meet at least four times each year. The Committee shall establish its own schedule and agenda, coordinated by the Chairperson, which shall be provided to the Board in advance of each meeting. The Chairperson or any member of the Committee may call special meetings of the Committee upon notice as specified in the bylaws of the Company.

In addition, the Committee shall meet separately with each of management and the independent auditor as the Committee deems appropriate and as otherwise required by applicable law or regulation.

The Committee shall maintain written minutes of its meetings. The Committee may meet by telephone or videoconference and may take action by unanimous written consent. A majority of the Committee members, but not less than two, shall constitute a quorum. A majority of the Committee members present at any Committee meeting at which a quorum is present may act on behalf of the Committee. The Committee may adopt other procedural rules in addition to the foregoing from time to time as it shall determine consistent with the bylaws of the Company and this Charter.

The Committee may request the cooperation, including the attendance at meetings or portions thereof, and assistance as may be requested from time to time, of any of the executive officers and other employees of the Company.

The failure to comply with the requirements of this charter or any Nasdaq Stock Market rule or other regulation shall not invalidate any corporate action taken by the Committee.

Responsibilities of the Audit Committee

Engagement and Oversight of Independent Auditor

The Committee shall have sole authority to retain and terminate the independent auditor of the Company, and the independent auditor shall report directly to the Committee. The Committee shall be solely responsible for approval of the compensation and other engagement terms and evaluation and oversight of all work of the independent auditor, whether related to preparing or issuing an audit report or to any other audit or non-audit service.

Prior to engaging an independent auditor, the Committee shall review with the independent auditor the scope, plan, staffing and procedures to be used in conducting the annual audit, as recommended by the independent auditor, and any relationships between the independent auditor and the Company. In connection with the retention of the independent auditor, the Committee shall make all other inquiries and obtain all other disclosures with respect to the independence of such auditor and such other matters as required by law, rule or regulation or as otherwise deemed advisable by the Committee, and discuss any such disclosures with the independent auditor.

The Committee shall ensure that the audit is conducted in accordance with the audit partner rotation requirements of Section 10A(j) of the Exchange Act. At the conclusion of the audit, the Committee shall review and discuss such audit results, including any comments or recommendations of the independent auditor and the response of management to such recommendations.

Preapprovals

The Committee shall adopt appropriate procedures and policies to ensure that all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor are approved by the Committee in accordance with the requirements of Section 10A(i) of the Exchange Act and the rules and regulations of the Commission. Subject to the foregoing, the Committee may form subcommittees and delegate authority hereunder as it deems appropriate, including the authority to preapprove audit and permitted non-audit services, but may not delegate its preapproval authority to management.

Financial Statements, Disclosure and other Compliance Matters

The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to the filing thereof with the Commission, and as the Committee otherwise deems appropriate or necessary. Such review shall comply with all applicable requirements of the Nasdaq Stock Market and any other applicable legal or regulatory requirements, and shall include a review of significant changes in accounting principles or the application thereof, the MD&A disclosure, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies. The Committee shall recommend to the Board whether or not the audited financial statements should be included in the Annual Report on Form 10-K.

Communications with Independent Auditor

Prior to the filing of the report of the independent auditor with the Commission, the Committee shall also discuss with the independent auditor:

a) all critical accounting policies and practices, and any changes therein;

b) all material alternative treatments of financial information within generally accepted accounting principals that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor;

d) any audit problems or difficulties;

e) any material differences or disputes with management encountered during the course of the audit, along with the resolution of such differences or disputes;

f) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

g) all matters required to be discussed with the Committee by the independent auditor pursuant to Statement on Auditing Standards No. 61; and

h) such other matters as the Committee deems appropriate or as required by law, rule or regulation.

Internal Controls

The Committee shall periodically review the adequacy and effectiveness of internal controls and procedures and may take appropriate action with respect to any significant deficiencies or material weaknesses in the design or operation of internal controls and procedures, and any irregularities involving management or other employees with a significant role in such controls and procedures. The Committee shall review with management and the independent auditor the adequacy of internal controls. The Committee shall also review with the Chief Executive Officer and Chief Financial Officer how they are meeting their obligations under the certification requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and shall make recommendations as the Committee deems necessary. In particular, the Committee shall review any issues related to the Company’s disclosure controls and procedures and internal control over financial reporting.

Receipt of Complaints

The Committee shall establish such procedures as it deems appropriate or as are required pursuant to the rules and regulations of the Commission and the Nasdaq Stock Market regarding the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Retention of Advisors

In carrying out its purposes, the Committee is authorized to take all actions that it deems necessary or appropriate and may draw upon and direct such internal resources of the Company and may engage such independent counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors as it shall deem desirable from time to time, at the cost and expense of the Company. The Committee shall have sole authority to determine and approve related fees and retention terms for any such independent counsel or other advisors.

Internal Investigations

The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of the enumerated responsibilities of the Committee. In addition, the Committee shall review and may investigate matters pertaining to the integrity of management, including conflicts of interest and adherence to codes of ethics or business conduct.

Related Party Transactions

The Committee shall conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and shall be responsible for approving all such transactions.

Reporting to the Board

The Committee shall report regularly to the Board as it deems appropriate, and as the Board may request.

Performance Evaluation

The Committee shall conduct an annual evaluation of its performance in the manner it deems appropriate.

Audit Committee Charter

The Committee shall periodically review this Charter and shall recommend any changes to the Board as the Committee deems appropriate. A copy of this Charter shall be made available on the website of the Company at www.allscripts.com.

Other Responsibilities as Appropriate

The Committee shall perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s By-Laws or required by applicable law.

Limitation on Role of Audit Committee

It is not the duty of the Committee to plan or conduct audits or to determine whether the financial statements of the Company are complete and accurate and are prepared in accordance with generally accepted accounting principals. This is the responsibility of management and the independent auditor of the Company. Members of the Committee should not be assumed to be accounting experts, and are not deemed to have accepted a duty of care greater than other members of the Board.

Appendix B

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

EMPLOYEE STOCK PURCHASE PLAN

Effective January 1, 2006

1. Purpose. The purpose of the Plan is to provide Employees of the Company and Participating Subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2. Definitions. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

1933 Act means the Securities Act of 1933, as amended.

1934 Act means the Securities Exchange Act of 1934, as amended.

Administrator means the brokerage firm or financial institution (if any) retained to perform administrative services described in Section 10(b).

Board of Directors or Board means the board of directors of Allscripts Healthcare Solutions, Inc.

Business Day shall mean a day on which the NASDAQ Stock Market (“NASDAQ”) is open for trading.

Brokerage Account means the account in which the Purchased Shares are held.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Compensation Committee of the Board of Directors, or the designee of the Compensation Committee.

Company means Allscripts Healthcare Solutions, Inc., a Delaware corporation.

Compensation means the base pay received by a Participant, including commissions, overtime and bonuses, but excluding stock option awards, stock grants, expense reimbursements, relocation-related payments and automobile allowances. Forms of compensation not specifically listed herein shall be included or excluded from “Compensation” as determined in the sole discretion of the Committee.

Effective Date means January 1, 2006.

Employee means any individual who is a common law employee of the Company or any other Participating Subsidiary whose customary employment with such entity is (i) at least twenty (20) hours per week and (ii) for more than five (5) months per calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or the Participating Subsidiary, as appropriate. For purposes of the Plan, the term “employee” shall not include any individual who performs service for the Company or a Participating Subsidiary pursuant to an agreement (written or oral) that classifies such individual’s relationship with the Company or a Participating Subsidiary as other than a common law employee, regardless of whether such individual is at any time determined to be a common law employee of the Company or a Participating Subsidiary.

Enrollment Date means the first Business Day of each Offering Period.

Exercise Date means the last Business Day of each Offering Period.

Fair Market Value on or as of any date means the “NASDAQ Official Closing Price” (as defined on www.nasdaq.com) (or such substantially similar successor price thereto) for a Share as reported on www.nasdaq.com (or a substantially similar successor website) on the relevant valuation date or, if no NASDAQ Official Closing Price is reported on such date, on the preceding day on which a NASDAQ Official Closing Price was reported; or, if the Shares are no longer listed on NASDAQ, the closing price for Shares as reported on the official website for such other exchange on which the Shares are listed.

Offering Period means every three (3) month period beginning each January 1, April 1, July 1, and October 1 or such other period designated by the Committee.

Option means an option granted under this Plan that entitles a Participant to purchase Shares.

Participant means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.

Participating Subsidiary means a Subsidiary that has been authorized by the Committee or the Board to extend the benefits of the Plan to its Employees. Participating Subsidiaries shall be listed on Schedule A hereto, which shall be updated as needed from time to time.

Plan means this Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan.

Purchase Account means the account used to purchase Shares through the exercise of Options under the Plan.

Purchase Date means the last Business Day of each Offering Period, or such other date as shall be established by the Committee.

Purchase Price shall be, with respect to each Offering Period, 95% of the Fair Market Value of a Share on the Exercise Date for such Offering Period.

Purchased Shares means the full Shares issued pursuant to the exercise of Options under the Plan.

Shares means the common stock of the Company.

Subsidiary means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Only Employees of the Company or a Participating Subsidiary shall be eligible to be granted Options under the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding Options or options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) such Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time each such Option is granted) for each calendar year in which such Option is outstanding at any time.

4. Exercise of an Option. Options shall be exercised on behalf of Participants in the Plan every Purchase Date, using payroll deductions that have accumulated in the Participants’ Purchase Accounts during the immediately preceding Offering Period or that have been retained from a prior Offering Period.

5. Participation

(a) An Employee shall be eligible to participate on the first Enrollment Date that occurs after such Employee’s first date of employment with the Company or a Participating Subsidiary; provided, that such Employee properly completes and submits an election form by the deadline prescribed by the Company.

(b) An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Company.

(c) Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof.

6. Payroll Deductions.

(a) A Participant shall elect to have payroll deductions made during an Offering Period equal to no less than 1% of the Participant’s Compensation up to a maximum of 20% (or such greater amount as the Committee establishes from time to time). The amount of such payroll deductions shall be in whole percentages (for example, 3%, 12%, 20%). All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant may not make any additional payments into his or her Purchase Account.

(b) A Participant may change his or her payroll deduction percentage under subsection (a) above by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee. The change in amount shall be effective as of the first Enrollment Date following the date of filing of the election change form.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 11 hereof.

7. Grant of Option. On the applicable Enrollment Date, each Participant in an Offering Period shall be granted an Option to purchase on the next following Purchase Date a number of full Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s Purchase Account as of the Purchase Date by the applicable Purchase Price.

8. Exercise of Option. A Participant’s Option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Purchase Account. No fractional Shares shall be purchased; any payroll deductions accumulated in a Participant’s Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the next subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 11 hereof. During a Participant’s lifetime, a Participant’s Option is exercisable only by him or her.

9. Approval by Shareholders. The effectiveness of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such shareholder approval may obtained at a duly held shareholders’ meeting by the affirmative vote of the holders of a majority of the Shares of the Company present at the meeting or represented and entitled to vote thereon.

10. Administration.

(a) Powers and Duties of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, Section 423 of the Code and the regulations thereunder, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder. The Plan shall be administered so as to ensure that all Participants have the same rights and privileges as are provided by Section 423(b)(5) of the Code.

(b) Administrator. The Company, Board or the Committee may engage the services of a brokerage firm or financial institution (the “Administrator”) to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

(c) Indemnification. Each person who is or shall have been (a) a member of the Board, (b) a member of the Committee, or (c) an officer or employee of the Company to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

11. Withdrawal. A Participant may withdraw from the Plan by properly completing and submitting to the Company a withdrawal form in accordance with the procedures prescribed by the Committee. Upon withdrawal, any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be returned to the Participant. No further payroll deductions for the purchase of Shares will be made during subsequent Offering Periods, unless the Participant properly completes and submits an election form, by the deadline prescribed by the Company. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in the Plan or in any similar plan that may hereafter be adopted by the Company.

12. Termination of Employment. Upon termination of a Participant’s employment for any reason prior to the Purchase Date, whether voluntary or involuntary, including retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Subsidiary, the payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 15, and his or her Option will be automatically terminated.

13. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

14. Stock.

(a) The stock subject to Options shall be common stock of the Company as traded on the NASDAQ or on such other exchange as the Shares may be listed.

(b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be Two Hundred Fifty Thousand (250,000) Shares. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(c) A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised and the Participant has become a holder of record of Shares acquired pursuant to such exercise.

15. Designation of Beneficiary. A Participant may designate a beneficiary who is to receive any Purchased Shares or payroll deductions, if any, in the Participant’s accounts under the Plan in the event of such Participant’s death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the Purchased Shares and payroll deductions, if any, will be distributed to the Participant’s estate.

16. Assignability of Options. Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 11 hereof.

17. Adjustment of Number of Shares Subject to Options.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the maximum number of securities available for purchase under the Plan, as well as the price per security and the number of securities covered by each Option under the Plan which has not yet been exercised shall be appropriately adjusted in the event of any a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. The Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation and shall be set by the Committee. The Company will notify each Participant in writing, as soon as administratively practicable prior to the New Exercise Date, that the Purchase Date for the Participant’s

Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger and shall be set by the Committee. The Company will notify each Participant in writing, as soon as administratively practicable prior to the New Exercise Date, that the Purchase Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.

18. Amendments or Termination of the Plan.

(a) The Board of Directors or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing Options are adversely affected thereby. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit or increase the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in an amount less than or greater than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan; provided, however, that changes to (i) the Purchase Price, (ii) the Offering Period, or (iii) the maximum of percentage of Compensation that may be deducted pursuant to Section 6(a), shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board or the Committee.

19. No Other Obligations. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of a Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.

20. Notices and Communication. Any notice or other form of communication which the Company or a Participant may be required or permitted to give to the other shall be provided through such means as designated by the Committee, including but not limited to any paper or electronic method.

21. Condition Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. General Compliance. The Plan will be administered and Options will be exercised in compliance with the 1933 Act, 1934 Act and all other applicable securities laws and Company policies, including without limitation, the Company’s Insider Trading Policy.

23. Term of the Plan. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18.

24. Governing Law. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.

SCHEDULE A

Subsidiaries Participating in the Plan

Allscripts, LLC

A4 Health Systems, Inc.

A4 Realty, LLC

PROXY	PROXY

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

222 Merchandise Mart Plaza, Suite 2024 Chicago, IL 60654

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glen E. Tullman and William J. Davis, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock of Allscripts Healthcare Solutions, Inc. held of record by the undersigned on April 12, 2006, at the annual meeting of stockholders to be held on May 30, 2006 and any adjournment or postponement thereof. If only one Proxy is present at the Meeting, then that one may exercise the power of all the Proxies hereunder.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

7216—Allscripts Healthcare Solutions, Inc.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all listed Directors, FOR the approval of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan and FOR the ratification of Grant Thornton LLP as independent accountants for 2006.

1.	ELECTION OF DIRECTORS— For All Withhold All For All Except
Nominees:	01-Philip D. Green,
02-Bernard	Goldstein, and
03-Marcel	L. “Gus” Gamache

(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee’s name in the space below.)

For	Against Abstain
2.	Approval of the Allscripts Healthcare Solutions, Inc. Employee Stock Purchase Plan.
For	Against Abstain
3.	Ratification of the appointment of Grant Thornton LLP as independent accountants for 2006.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: , 2006

Signature(s)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

7216—Allscripts Healthcare Solutions, Inc.